Exhibit 99.1

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET CAMBRIDGE, MA 02142	T: 617.491.9700 F: 617.621.0430

Momenta Pharmaceuticals Reports Third Quarter 2016 Financial Results

-- Company appoints Scott M. Storer as SVP and CFO--
--Initiates Phase 1 trial for M834, biosimilar ORENCIA® (abatacept) candidate--

CAMBRIDGE, MA - November 2, 2016 - Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA) today reported its financial results for the third quarter ended September 30, 2016.

For the third quarter of 2016, the Company reported total revenues of $29.1 million, including $23.3 million in product revenues from Sandoz’s sale of Glatopa® (glatiramer acetate injection). For the nine months ended September 30, 2016, the Company reported total revenues of $75.4 million, including $58.8 million of product revenues from Sandoz’s sales of Glatopa. Momenta reported a net loss of $(17.5) million, or $(0.26) per share for the third quarter of 2016 compared to a net loss of $(30.1) million, or $(0.44) per share for the same period in 2015. For the nine months ended September 30, 2016, the Company reported a net loss of $(62.5) million, or $(0.91) per share compared to a net loss of $(54.1) million, or $(0.88) per share for the same period in 2015. At September 30, 2016, the Company had cash, cash equivalents, and marketable securities of $309.0 million compared to $336.9 million at June 30, 2016.

“Our biosimilars collaboration with Mylan continues to advance. Today we announced the initiation of a Phase 1 trial for our lead candidate, M834, a biosimilar version of ORENCIA®. We also recently re-gained the rights to M923, our biosimilar HUMIRA® candidate, and believe this is a real opportunity for us to generate additional value from this product,” said Craig A. Wheeler, President and Chief Executive Officer of Momenta Pharmaceuticals. “Glatopa 20 mg sales continued to provide us with a healthy revenue stream, and we remain optimistic for the potential launch of our Glatopa 40 mg product candidate early next year.”

Third Quarter Highlights and Recent Events

Complex Generics:

•	In the third quarter of 2016, Momenta recorded $23.3 million in product revenues from Sandoz’s Glatopa sales.

•
The Abbreviated New Drug Application (ANDA) submitted by Sandoz for a three-times-a-week generic COPAXONE® 40 mg (glatiramer acetate injection) is under U.S. Food and Drug Administration (FDA) review. The Company expects to receive tentative regulatory approval in the next few months.

•
A district court trial challenging four of Teva’s five Orange Book-listed patents for COPAXONE 40 mg (glatiramer acetate injection) concluded on October 6, 2016. The Company expects a decision to be issued in the first quarter of 2017.

Biosimilars:

•
Momenta and its collaboration partner Mylan today announced the initiation of a Phase 1 clinical trial for M834, a biosimilar ORENCIA (abatacept) candidate. Under the Mylan collaboration agreement, Momenta achieved a regulatory milestone thereby earning a $25.0 million payment from Mylan. The companies plan to report top-line data from the trial by the end of 2017.

•
In September, the U.S. Patent and Trademark Office held a hearing in Inter Partes Review (IPR) proceedings for the Company’s challenge of the validity of Bristol Myers Squibb’s U.S. Patent No. 8,476,239 covering formulations of ORENCIA which is set to expire in 2028. The Patent Office’s decision is due by January 15, 2017.

•
In September, Momenta regained global development and commercialization rights to M923, a biosimilar HUMIRA (adalimumab) candidate. Shire exercised its right to terminate the collaboration agreement for M923 following its combination with Baxalta. Under the terms of the collaboration, the agreement will terminate twelve months following the notice, and Shire is obligated to fund the M923 program until termination. The Company plans to release top-line results from the Phase 3 clinical trial for M923 in late 2016, and the first regulatory submission for marketing approval is planned for mid-2017. Subject to marketing approval and patent considerations, the Company expects first commercial launch of M923 to be as early as 2018.

Novel Drugs for Autoimmune Indications:

Momenta’s novel autoimmune portfolio includes two recombinant molecules: M230, a Selective Immunomodulator of Fc receptors (SIF3) and M281, an anti-FcRn monoclonal antibody. The Company has initiated a Phase 1 study to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of M281 in healthy subjects and expects to report data in the second half of 2017. M230 is in pre-clinical development, and the Company expects to initiate a clinical trial for M230 in 2017. Momenta is also developing a hyper-sialylated IVIg (M254) as a potential high potency version of IVIg. The Company continues its efforts to identify potential collaboration opportunities for the further development and commercialization of its novel drug candidates for autoimmune indications.

Corporate:

The Company announced today the appointment of Scott M. Storer as Senior Vice President and Chief Financial Officer effective November 28, 2016. Mr. Storer will replace Momenta’s current Chief Financial Officer, Rick Shea, who will be retiring. Mr. Storer will report directly to Craig Wheeler, Momenta’s President and Chief Executive Officer, and will serve as a member of the Executive Committee. Prior to joining Momenta, Mr. Storer was Senior Vice President, Finance at Baxalta, Inc. following its spin-out from Baxter International in July 2015. He joined Baxter in 1997 and previously held several positions, most recently serving as Vice President of BioScience Finance.

Third Quarter 2016 Financial Results

Total revenues for the third quarter of 2016 were $29.1 million compared to $13.8 million for the same period in 2015. Total revenues for the third quarter of 2016 include $23.3 million in product revenue earned from net sales of Glatopa by Sandoz, compared to $8.7 million in product revenue earned from net sales of Glatopa by Sandoz for the same period in 2015. The increase in product revenue was due to a higher number of Glatopa units sold in the 2016 period.
Collaborative research and development revenue for the third quarter of 2016 was $5.8 million compared to the $5.1 million recorded in the same quarter last year. The increase of $0.7 million, or 14%, from the 2015 period to the 2016 period was primarily due to $1.8 million of revenue recognized in the third quarter of 2016 from the amortization of the $45 million upfront payment under the Mylan collaboration agreement, offset by lower reimbursable expenses for M923. Collaborative reimbursement revenues from Sandoz and Baxalta, now part of Shire, were $1.5 million for the third quarter of 2016, compared to $2.7 million for the same period in 2015.

Research and development expenses for the third quarter of 2016 were $31.6 million, compared to $31.7 million for the same period in 2015. The decrease of $0.1 million from the 2015 period to the 2016 period was due to a decrease of $7.7 million for Mylan’s 50% share of biosimilar collaboration costs, offset primarily by increases of $3.2 million in process development costs for biosimilars under the Company’s collaboration with Mylan, $1.9 million in non-clinical expenses to advance the Company’s novel autoimmune programs and $1.8 million in necuparanib Phase 2 clinical trial costs due in part to the termination of the development program.

General and administrative expenses for the quarter ended September 30, 2016 were $15.8 million, compared with $12.5 million for the same period in 2015. The increase of $3.3 million, or 26%, was primarily due to increases of $1.4 million in personnel-related expenses due to growth in headcount, $1.5 million in legal and professional fees, $0.4 million in stock-based compensation primarily due to performance-based restricted stock awards granted in 2016 and $0.4 million in facilities expenses. These increases were offset by a decrease of $0.4 million for Mylan’s 50% share of biosimilar collaboration costs.

At September 30, 2016, Momenta had $309.0 million in cash, cash equivalents and marketable securities.

Financial Guidance

Momenta provides non-GAAP operating expense guidance, which it believes can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the section of this press release below entitled “Non-GAAP Financial Information and Other Disclosures” for further discussion of this subject.

Today, Momenta reiterated its non-GAAP operating expense guidance of approximately $40 - $45 million for the fourth quarter of 2016.  Non-GAAP operating expense is total operating expenses (which is net of Mylan’s share of collaboration expenses), excluding stock-based compensation expense and net of collaborative reimbursement revenues from Sandoz and Baxalta, now part of Shire. The quarterly recognition of collaborative revenues under the Company’s collaboration with Mylan is expected to be $1.8 million per quarter. Under the collaboration with Baxalta, the Company expects to recognize collaborative revenues of approximately $3.7 million per quarter for the next three quarters and approximately $3.5 million in the third quarter of 2017 representing the remaining balance of deferred revenue.

Conference Call Information

Management will host a conference call and webcast today at 10:00 am ET to discuss these results and provide an update on the company. A live webcast of the conference call may be accessed on the “Investors” section of the company’s website, www.momentapharma.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Momenta website approximately two hours after the call.

To access the call you may also dial (877) 224-9084 (domestic) or (720) 545-0022 (international) prior to the scheduled conference call time and provide the access code 99282531. A replay of the call will be available approximately two hours after the conclusion of the call and will be accessible through November 9, 2016.  To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and provide the access code 99282531.

Non-GAAP Financial Information and Other Disclosures

Momenta uses a non-GAAP financial measure, non-GAAP operating expense, to provide operating expense guidance. Momenta believes this non-GAAP financial measure is useful to investors because it provides greater transparency regarding Momenta’s operating performance and excludes non-cash stock compensation expense and is net of collaborative reimbursement revenues from Sandoz and Baxalta. This non-GAAP financial measure should not be considered an alternative to GAAP total operating expense and should not be considered a measure of Momenta’s liquidity. Non-GAAP financial measures should not be considered as substitutes for measures calculated in accordance with GAAP and should only be used to supplement an understanding of Momenta’s operating results as reported under GAAP. Momenta has not provided a GAAP reconciliation for its forward-looking non-GAAP fourth quarter 2016 operating expense because Momenta cannot reliably predict without unreasonable efforts the timing or amount of the factors that substantially contribute to the projection of stock compensation expense, which is excluded from the forward-looking non-GAAP financial measure. The Company has provided the anticipated reconciling information that is available without unreasonable effort in the section of this press release above entitled “Financial Guidance.”

About Momenta

Momenta Pharmaceuticals is a biotechnology company specializing in the detailed structural analysis of complex drugs and is headquartered in Cambridge, MA. Momenta is applying its technology to the development of generic versions of complex drugs, biosimilar and potentially interchangeable biologics, and to the discovery and development of novel therapeutics for autoimmune indications.

To receive additional information about Momenta, please visit the website at www.momentapharma.com, which does not form a part of this press release.

Our logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

Forward Looking Statements

Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about the Company’s ability to meet its development goals; expectations regarding long-term growth and sustainability; future operating expenses; program development and collaboration plans; timing of regulatory submissions, tentative approvals, regulatory approvals and product launches; expected start date of the Company’s recently appointed Chief Financial Officer; timing of clinical trials and the availability and announcement of clinical data; timing of patent litigation and other patent-related proceedings and decisions related to such litigation and proceedings; ability to generate value from our product candidates; timing of termination of the collaboration agreement with Baxalta; and expectations regarding quarterly recognition of consideration under the Company’s collaborations.  Forward-looking statements may be identified by words such as “believe,” “continue,” “expect,” “guidance,” “opportunity,” “plan,” “possible,” “potential,” “will” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including those referred to under the section “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT: Sarah Carmody Momenta Pharmaceuticals 1-617-395-5189 IR@momentapharma.com	MEDIA CONTACT: Karen Sharma MacDougall Biomedical Communications 1-781-235-3060 Momenta@macbiocom.com

MOMENTA PHARMACEUTICALS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2016	December 31, 2015
Assets
Cash, cash equivalents and marketable securities	$308,958	$350,044
Collaboration receivable	45,752	21,185
Restricted cash	21,761	20,660
Other assets	32,639	29,151
Total assets	$409,110	$421,040
Liabilities and Stockholders’ Equity
Current liabilities	$48,163	$38,782
Deferred revenue, net of current portion	33,310	12,213
Other long-term liabilities	1,858	69
Stockholders’ equity	325,799	369,976
Total liabilities and stockholders’ equity	$409,110	$421,040

MOMENTA PHARMACEUTICALS, INC.
Unaudited Condensed Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Collaboration revenues:
Product revenue	$23,339	$8,666	$58,831	$30,693
Research and development revenue	5,805	5,129	16,593	36,565
Total collaboration revenue	29,144	13,795	75,424	67,258

Operating expenses:
Research and development*	31,568	31,733	93,498	88,466
General and administrative*	15,758	12,459	46,301	33,678
Total operating expenses	47,326	44,192	139,799	122,144

Operating loss	(18,182)	(30,397)	(64,375)	(54,886)

Other income	638	347	1,833	737

Net loss	$(17,544)	$(30,050)	$(62,542)	$(54,149)

Basic and diluted net loss per share	$(0.26)	$(0.44)	$(0.91)	$(0.88)

Weighted average shares used in computing basic and diluted net loss per share	68,799	68,004	68,540	61,442

Comprehensive loss	$(17,580)	$(30,054)	$(62,296)	$(54,117)
* Non-cash share-based compensation expense included in operating expenses is as follows:

Research and development	$2,042	$2,122	$6,426	$3,031
General and administrative	$2,897	$2,435	$8,330	$3,756